As filed with the Securities and Exchange Commission on October 7, 1994
                                                  Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    Form S-8

                              REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933


                           OUTBOARD MARINE CORPORATION
              (Exact name of registrant as specified in its charter)
              Delaware                                36-1589715
       (State of incorporation)    (I.R.S. Employer Identification Number)

                 100 Sea Horse Drive, Waukegan, Illinois  60085
          (Address of principal executive offices, including zip code)

                 Stock Purchase Plan for Non-Employee Directors
                            (Full title of the Plan)

                              D. JEFFREY BADDELEY
                                General Counsel
                          Outboard Marine Corporation
                              100 Sea Horse Drive
                              Waukegan, Illinois  60085
                                  (708) 689-6200
               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

  Title             Amount         Proposed          Proposed        Amount of
   of                to be         maximum           maximum          registr-
securities          regist-        offering          aggregate         ation
  to be              ered          price per         offering           fee
registered           (1)           share (2)         price (2)          (2)
- -----------         -------       ---------        -------------     ---------
Common Stock        50,000        $22.5625         $1,128,125.00       $388.98
par value $.15
per share
(including
Preferred
Purchase Rights)

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pur-suant to Rule 457(h)(1) based upon the average of the high and low sales prices for the Common Stock reported on the New York Stock Exchange as of October 4, 1994.

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                    PROSPECTUS

Note: The documents containing the information required by this section will be given to employees participating in the Stock Purchase Plan for Non-Employee Directors (the "Plan") and are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

     The following documents of Outboard Marine Corporation (OMC as the Registrant) filed or to be filed with the Securities Exchange Commission are incorporated herein by reference as of their respective date:

(a) OMC's Annual Report on Form 10-K for the year ended September 30, 1994.

(b) All other reports filed by OMC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since September 30, 1994.

(c) The description of the Registrant's Common Stock, par value $.15 per share, contained in the Registrant's Registration Statement on Form S-3 filed with the Commission on February 24, 1987 pursuant to Section 12 of the Securities Exchange Act of 1934, and all amendments and reports filed by the Registrant for the purpose of updating such description.

(d) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on June 26, 1986, including any amendments or reports filed by OMC for the purpose of updating the description of such Rights.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold or which deregisters all such Common Stock remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock and Preferred Stock Purchase Rights registered hereby is being passed upon for OMC by D. Jeffrey Baddeley, Vice President and General Counsel of OMC. Mr. Baddeley is the beneficial owner of less than 1% of the outstanding shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, grants the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided that the person acted in good faith and in a manner such reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute also gives the Registrant broad power to indemnify any such person against expenses in connection with any action by or in the name of the Registrant provided the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification may be made if such person is adjudged to be liable to the Registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably en-titled to such indemnity as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by statute to indemnify such person against expenses, including attorneys' fees, that are actually and reasonably incurred by such person in connection therewith.

     Article VII of OMC's By-Laws provides that the Registrant shall indemnify its officers and directors to the fullest extent permitted by applicable law and that such indemnification shall not be deemed exclusive of any other rights to which any person indemnified may be entitled by law or otherwise.

     The Company maintains directors' and officers' liability insurance and corporate reimbursement policies insuring directors and all officers against loss arising from claims made arising out of the performance of their duties.

     The effect of the foregoing provisions of the General Corporation Law of the State of Delaware and the Registrant's Amended and Restated By-laws would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933.

Item 7.  Exception from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following are filed as exhibits to this Registration Statement:

Exhibit
  No.           Description of Exhibit
- -------         --------------------------------------------------------
 5.1            Opinion of D. Jeffrey Baddeley.

 24.1 Consent of D. Jeffrey Baddeley (included in the opinion filed as Exhibit 5.1).

 24.2           Consent of Arthur Andersen & Co.

 25.1           Powers of Attorney.

 28.1           Stock Purchase Plan for Non-Employee Directors.

Item 9.  Undertakings.

(a) Rule 415 offerings.

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fund-amental change in the information set forth in the registration statement;

  (iii) To include any material information with respect to the plan of distr-ibution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be in-cluded in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registr-ation statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Incorporation by reference of subsequent documents required by the Securities Exchange Act of 1934 (the "Exchange Act).

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of a Plan's annual report pur-suant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Form S-8 Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, there-fore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX

Exhibit Number      Description of Exhibit                      Page
- --------------      ----------------------                      ----

 5.1               Opinion of D. Jeffrey Baddeley.                10

 24.1              Consent of D. Jeffrey Baddeley                 10
                   (included in the opinion filed
                   as Exhibit 5.1).

 24.2              Consent of Arthur Andersen & Co.                9

 25.1              Powers of Attorney (included as                 7
                   part of the signature page hereto).

 28.1              Stock Purchase Plan for Non-Employee           ??
                   Directors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration state-ment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on October 7, 1994.


                                                    OUTBOARD MARINE CORPORATION

                                                 By:      JAMES C. CHAPMAN
                                                    ---------------------------
                                                          James C. Chapman
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
J. C. Chapman, J. R. Maurice, D. J. Baddeley and H. Malovany and each of them, his true and lawful attorneys-in-fact and agents, with full power of sub-stitution and resubstitution for him in his name, place and stead, in any and all capacities to sign any and all pre-effective and\or post-effective amend-ments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this reg-istration statement has been signed by the following persons in the capacities and on the dates indicated.

                       SIGNATURES                 TITLE
                       ----------                 ------

Date  October 7, 1994  JAMES C. CHAPMAN           Chairman of the
                       ----------------           Board of Directors
                       James C. Chapman           President and Chief
                                                  Executive Officer

Date  October 7, 1994  JAMES R. MAURICE           Vice President, Controller
                       ----------------           (Principal accounting officer)
                       James R. Maurice

Date  October 7, 1994  FRANK BORMAN               Director
                       ------------
                       Frank Borman

Date  October 7, 1994  WILLIAM C. FRANCE          Director
                       -----------------
                       William C. France

Date  October 7, 1994  URBAN T. KUECHLE           Director
                       ----------------
                       Urban T. Kuechle

Date  October 7, 1994  RICHARD T. Lindgren        Director
                       -------------------
                       Richard T. Lindgren

Date  October 7, 1994  J. WILLARD MARRIOTT, Jr.   Director
                       ------------------------
                       J. Willard Marriott, Jr.

Date  October 7, 1994  RICHARD J. STEGEMEIER      Director
                       ---------------------
                       Richard J. Stegemeier

Date  October 7, 1994  CHARLES D. STRANG          Director
                       -----------------
                       Charles D. Strang

Date  October 7, 1994  RICHARD F. TEERLINK        Director
                       -------------------
                       Richard F. Teerlink

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 29, 1993 included (or incorporated by reference) in Outboard Marine Corporation's form 10-K for the year ended September 30, 1993 and to all references to our Firm included in this registration statement.

                                                        ARTHUR ANDERSEN LLP
                                                        -------------------
                                                        Arthur Andersen LLP
                                                        Milwaukee, Wisconsin
                                                        October 3, 1994

Direct Dial:   (708) 689-5356
Telecopier:    (708) 689-6246


Outboard Marine Corporation
100 Sea Horse Drive
Waukegan, Illinois  60085

     RE: Stock Purchase Plan for Non-Employee Directors

Gentlemen:

     Reference is made to the Form S-8 Registration Statement to be filed by Outboard Marine Corporation, a Delaware corporation (the "Registrant") with the Securities and Exchange Commission (the "Registration Statement"), in connection with the offering of the Registrant's common stock, $.15 par value per share, including Preferred Stock Purchase Rights (collectively "Common Stock") pursuant to the Stock Purchase Plan for Non-Employee Directors (the "Plan") to eligible participants.

     I have acted as counsel for Registrant and in such capacity have had general legal supervision over certain corporate proceedings and have acted as its counsel with respect to the establishment of the Plan and the preparation of the Registration Statement.

It is my opinion that:

1. Registrant is a corporation existing under the laws of the State of Delaware.

2. The Common Stock, when issued by the Registrant in accordance with the Reg-istration Statement, will be validly issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Reg-istration Statement referred to above.

Respectfully submitted,

OUTBOARD MARINE CORPORATION

D. JEFFREY BADDELEY
- -------------------
D. Jeffrey Baddeley
Vice President and
General Counsel

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